UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

September 5, 2018

(Date of earliest event reported)

BALL CORPORATION
(Exact name of Registrant as specified in its charter)

Indiana	001-07349	35-0160610
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File No.)	Identification No.)

10 Longs Peak Drive, P.O. Box 5000, Broomfield, CO 80021-2510

(Address of principal executive offices, including ZIP Code)

(303) 469-3131

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Ball Corporation

Current Report on Form 8-K

Dated September 6, 2018

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 5, 2018, the Board of Directors of the Company amended the Bylaws to increase the size of the Board of Directors from ten to eleven, by increasing to four the number of director positions in Class III.   Exhibit 3(ii) attached hereto provides the text of the amendment.

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 5, 2018, the Ball Corporation Board of Directors elected John A. Bryant as a Class III director of the Company.  Mr. Bryant worked for twenty years at Kellogg Company in various roles including as president and chief executive officer.  Mr. Bryant also sits on the Macy’s Inc. board of directors.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

The following are furnished as exhibits to this report:

Exhibit No.	Description

3.ii	Article 3, Section A of the Amended Bylaws
99.1	Press release dated September 5, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALL CORPORATION
(Registrant)

By:	/s/ Charles E. Baker
	Name:	Charles E. Baker
	Title:	Vice President and General Counsel

Date: September 6, 2018